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                                                                     EXHIBIT 4.1

                              STOCKHOLDER AGREEMENT

        THIS STOCKHOLDER AGREEMENT (this "AGREEMENT") is made and entered into as of ________________, 2000 by and among EPS Solutions Corporation, a Delaware corporation (the "COMPANY") and each of the Company's stockholders party hereto as evidenced by such stockholder's execution of the signature pages hereof or receipt in transfer of stock of the Company from another party hereto.

        The Company and its Stockholders (as defined below) desire to impose certain restrictions and obligations on themselves and the stock of the Company owned by each of the Stockholders.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and agreements of the parties hereto and other good and valuable consideration, the parties hereto hereby agree as follows:

1.      DEFINITIONS

        Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them below.

        "AFFILIATE" of the Company means any entity controlling, controlled by, or under common control with the Company.

        "MAJORITY CONSENT" to an action means consent to such action by Stockholders possessing more than fifty percent (50%) of the total voting interest represented by all outstanding voting securities of the Company.

        "PERMITTED TRANSFEREES" means a Stockholder's spouse or direct lineal descendants or the direct lineal descendants of the Stockholder's parents or grandparents, or a trust for the benefit of the Stockholder or any of such transferees; provided, however, that as a condition to any Transfer to any such transferees, before such Transfer is consummated the transferee shall have first entered into this Agreement or otherwise agreed in writing to be bound by and hold Shares or interests therein pursuant to this Agreement.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SHARES" means all equity securities of the Company now owned or hereafter acquired.

        "SPECIAL CONSENT" to an action means consent to such action by Stockholders possessing more than sixty-six and two-thirds percent (66 2/3%) of the total voting interest represented by all outstanding voting securities of the Company.

        "STOCKHOLDER" at any time means each person or entity who at that time owns Shares and is party to this Agreement. No person will be a "Stockholder" entitled to the benefits of



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ownership of Shares at any time prior to termination of this Agreement that such person is not party to this Agreement.

        "TRANSFER" means any transfer, sale, assignment, pledge, mortgage, hypothecation, encumbrance, gift, grant, bequest, or other disposition of any kind, of any Shares or any direct or indirect, contingent or non-contingent, beneficial interest in any Shares. Without limitation, any transfer or allocation of any rights in Shares upon death, pursuant to a marital dissolution (whether by agreement or court decree), a voluntary or involuntary bankruptcy or insolvency petition or proceeding, or any other court order or process shall be a Transfer for purposes of this Agreement. Notwithstanding the foregoing, however, any Transfer approved by Majority Consent or to a Permitted Transferee shall not be considered to be a Transfer for purposes of this Agreement.

2.      RESTRICTIONS ON TRANSFER

        2.1 INVALIDITY OF TRANSFER NOT COMPLYING WITH THIS AGREEMENT. No Transfer or attempted Transfer in contravention of this Agreement will be effective for any purpose or confer on any transferee or attempted transferee any rights whatsoever.

        2.2 LEGEND ON SHARE CERTIFICATES. Certificates representing Shares shall be stamped in a prominent manner with a legend substantially in the form set forth below:

             "THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, MORTGAGE, HYPOTHECATION, ENCUMBRANCE, GIFT OR OTHER DISPOSITION OF SHARES REPRESENTED HEREBY IS RESTRICTED BY A STOCKHOLDER AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY."

        2.3 STOP TRANSFER. The Company shall not recognize, and shall issue appropriate instructions to its transfer agent (if any) to stop, any Transfer or attempted Transfer in contravention of this Agreement.

3.      CONDITIONS OF TRANSFER

        3.1 RIGHTS ON TRANSFER. If any Stockholder desires or is required to make any Transfer, before such Transfer may be made, the Company shall have the right (but not the obligation) to purchase, at the Purchase Price (as defined in Section 4) and under the terms and conditions specified herein, any and all of the Shares potentially subject to such Transfer.

        3.2 EXERCISE OF RIGHTS.

        (a) Written Notice. The transferring Stockholder shall give written notice (for purposes of this Section 3, the "REQUEST TO TRANSFER") to the Company of the number of Shares subject to the proposed Transfer (the "TRANSFER SHARES") and the proposed terms of such Transfer, including the identity of the proposed transferee and the price and other material terms, if any, of the proposed Transfer.



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        (b) The Company's Right. The Company shall have fifteen (15) days after its receipt of a Request to Transfer under this Section 3 (for purposes of this Section 3, the "COMPANY'S PURCHASE PERIOD") during which to exercise its right to purchase, on the terms described in Section 4, the Transfer Shares or any portion thereof by giving written notice to the transferring Stockholder of the number of Transfer Shares, if any, as to which the Company is exercising its right. The Company's failure to give written notice within the Company's Purchase Period shall be deemed an election by the Company not to purchase any Transfer Shares.

        (c) Shares Not Purchased. The Stockholder proposing to make a Transfer may Transfer any Transfer Shares not being purchased by the Company at any time within one hundred twenty (120) days after the expiration of the Company's Purchase Period; provided, however, that (i) such Transfer shall be on terms no more favorable to the transferee than the terms specified in the applicable Request to Transfer, (ii) the transferring Stockholder has obtained the Company's consent to the person or entity to which the Transfer will be made and the terms of the Transfer, which consent will not be unreasonably withheld, provided that the Company may withhold consent, in its sole discretion, to any lien or encumbrance upon Shares, and (iii) the transferee shall first enter into this Agreement or otherwise agree in writing to be bound by and hold the transferred Shares or interest therein pursuant to this Agreement.

        (d) No Written Notice by Transferring Stockholder. If a Stockholder purports to make a Transfer without providing a Request to Transfer, or a purported Transfer is made or required to be made pursuant to a court order, the Company's Purchase Period shall be deemed to start on the date on which the Company's President or Chief Executive Officer obtains actual and complete knowledge of the purported Transfer or order. Any such purported Transfer or order shall be subject to the rights of the Company hereunder.

        (e) Death. In case of a Transfer caused by the death of a Stockholder, the provisions set forth above shall apply except that the deceased Stockholder's heirs or administrators or legal representatives will be substituted for the transferring Stockholder for such purposes.

4.      PURCHASE PRICE AND PAYMENT

        4.1 INITIAL PURCHASE PRICE. The "PURCHASE PRICE" applicable to the purchase by the Company of any Shares pursuant to this Agreement shall be the lesser of (a) the proposed sale price specified in the Request to Transfer, if applicable, and (b) $_________ per Share (which is agreed to be a fair estimate of the fair market value of the Company's stock as of the date hereof), subject to adjustment as provided in Section 4.2 (the "AGREED PRICE", but in no event will the Purchase Price be less than the minimum price, if any, required under applicable law. Notwithstanding the foregoing, however, the Company may in its discretion (but shall have no obligation to) pay any such higher price for any Shares pursuant to this Agreement as the Company may determine, provided that such a discretionary higher price paid by the Company for certain Shares shall not create any obligation upon the Company to pay any discretionary higher price for any other Shares.

        4.2 ADJUSTED PURCHASE PRICE. During the ninety (90) day period immediately preceding the commencement of each calendar year commencing with the ninety (90) day period



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prior to calendar year 1999 (the "PRICING PERIOD" for the ensuing year) the
Company and the Stockholders acting by Special Consent shall agree in writing upon the Agreed Price (which shall be a good faith estimate of the fair market value of the Company's stock) relevant to any Transfer that might occur during such immediately following calendar year. If for any reason the Company and the Stockholders do not fix the Agreed Price as aforesaid or cannot agree on the Agreed Price for any calendar year, the Agreed Price for such calendar year shall be the then fair market value of the Shares as of the last day of the Pricing Period for that calendar year, to be determined by an independent appraiser of national standing selected by the Company. The Company, or the Stockholders acting by Special Consent, may cause the Agreed Price applicable at any time to be adjusted at any time and from time to time to a price (which shall be a good faith estimate of the fair market value of the Company's stock) agreed upon in writing by the Company and the Stockholders acting by Special Consent, and if the Company and the Stockholders cannot reach such agreement, then a price representing the fair market value of the Shares at such time as determined by an independent appraiser of national standing selected by the Company.

        4.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by delivering to the transferring Stockholder, or the legal representative of such Stockholder, in the Company's discretion, a bank certified or cashier's check or checks, or a promissory note bearing interest at seven percent (7%) and payable in up to twelve (12) equal monthly amortizing installments of principal and accrued interest, at a "CLOSING" to be held within ten (10) days of final determination of the number of Shares that will be purchased by the Company pursuant to its purchase rights under this Agreement and the price payable therefor. At the Closing, the transferring Stockholder, or the Stockholder's legal representative, shall deliver to the Company the certificate or certificates representing the Shares to be purchased, duly endorsed or accompanied by duly executed stock powers for transfer to the Company, if the Shares are not already in the Company's custody. Delivery of the Shares to the Company shall constitute the representation and warranty of the transferring Stockholder to the Company that the Shares being purchased are delivered free and clear of all claims, encumbrances, or other rights or interests of third parties, including without limitation community property rights of spouses or former spouses (other than liens created in compliance with this Agreement and fully disclosed), and that the Company shall obtain good title to the Shares (subject to this Agreement). All parties to a purchase of Shares under this Agreement shall promptly execute and file all agreements, documents, applications, and instruments and shall take such additional actions required by applicable securities and other laws, rules, or regulations to effect the sales of the Shares pursuant hereto.

        4.4 FAILURE TO DELIVER SHARES. If any Stockholder obligated to transfer Shares hereunder fails or refuses to deliver on a timely basis duly endorsed certificates representing the Shares to be sold to the Company, the Company will have the right to deposit the Purchase Price for such Shares in a special account with any bank or trust company in the State of California, giving notice of such deposit to the Stockholder obligated to sell, whereupon such Shares will be deemed to have been purchased by the Company. All such monies, less any fees and expenses charged by the bank or trust company, will be held by the bank or trust company for the benefit of the selling Stockholder. All monies deposited with the bank or trust company remaining



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unclaimed for six (6) years after the date of deposit must be repaid by the bank or trust company to the Company on demand, and the selling Stockholder may thereafter look only to the Company for payment.

5.      GENERAL PROVISIONS

        5.1 EQUITY SECURITIES. If the Company issues equity securities other than common stock, or securities exercisable or convertible for common stock or other equity securities, this Agreement shall be deemed to apply to such securities in the same manner as to Shares hereunder, with such equity securities weighted as equitable and appropriate hereunder, according to their relative voting rights and/or liquidation or other preferential rights vis-a-vis common stock or the number of shares of common stock ultimately issuable upon their exercise or conversion.

        5.2 SPOUSAL CONSENT; PERMITTED TRANSFEREES. Stockholders who are natural persons shall cause their respective current and future spouses to execute and deliver to the Company a Spousal Consent in the form of Exhibit A. Any Permitted Transferee acquiring Shares or any interest therein shall take the same subject to the terms of this Agreement, shall be a Stockholder for purposes of this Agreement and may not make any Transfer except as provided in this Agreement. Transfer of Shares to any Permitted Transferee shall be contingent upon execution and delivery by the Permitted Transferee of this Agreement.

        5.3 ADOPTEES. Adopted children shall be treated the same as biological children for purposes of determining direct lineal descendancy hereunder.

        5.4 EQUITABLE REMEDIES. The parties to this Agreement recognize and agree that the Shares subject to this Agreement are of a peculiar and unique character, that irreparable harm would occur if any of the obligations under this Agreement were not performed in accordance with their specific terms or otherwise breached, and that this Agreement may be enforced by an injunction or injunctions to prevent Transfers or other dispositions of the Shares not in accordance with the terms of this Agreement or by a decree for specific performance of the provisions of this Agreement. The Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce its terms and provisions in addition to any other remedy at law or in equity to which the Company is entitled.

        5.5 AUTHORIZATION OF DIRECTORS. Subject to the provisions of this Agreement, the Board of Directors of the Company shall have full authority to prescribe regulations and conditions for the exercise of rights to purchase Shares hereunder, the consummation of purchases and sales thereunder, and any and all other matters necessary and convenient for the performance of this Agreement.

        5.6 COPY FOR INSPECTION. A copy of this Agreement shall be filed in the principal office of the Company and shall be made available to Stockholders upon request.

        5.7 NOTICES. All written notices referred to in this Agreement shall be communicated by means of registered or certified mail (return receipt requested), facsimile (with confirmation



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of receipt) or personal delivery and shall be effective for purposes of determining compliance with the time requirements herein (unless otherwise specifically provided herein) at the time of personal delivery or facsimile transmission, or upon deposit in the United States mail, postage fully prepaid, addressed, if to the Company, at its then principal place of business, if to a Stockholder, at the latest address of such Stockholder shown on the books of the Company, or if to the legal representative of a deceased Stockholder or to such deceased Stockholder's heirs at law, at the latest address of such deceased Stockholder shown on the books of the Company. Any such notice shall be conclusively deemed to have been received by the addressee for purposes hereof when tendered at the address to which it is so addressed.

        5.8 LEGAL HOLIDAYS. If any period of time specified in this Agreement ends on a Saturday or Sunday or a legal holiday, as defined under the present or any future laws of the State of California, then such period shall be construed to include the next succeeding business day.

        5.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors, heirs, executors, administrators and assigns of the parties hereto. If any security subject to this Agreement or any right hereunder shall be determined to be community property under the laws of California or any other state or country, this Agreement shall bind the community interest of the spouse, and such spouse's heirs, executors, administrators and assigns, as well as the interest of the party in whose name the security is registered.

        5.10 AMENDMENT. This Agreement may be amended only with the consent of the Company and Majority Consent of the Stockholders.

        5.11 TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of: (a) the vote of the Stockholders acting by Special Consent, (b) the dissolution of the Company, (c) the merger or other acquisition of the Company in a transaction in which the Company is not the survivor and the Stockholders do not own more than 50% of the voting securities or securities convertible or exercisable for voting securities of the survivor of the merger, or (d) the consummation of an underwritten public offering of the Company's equity securities.

        5.12 ARBITRATION.

        (a) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. Notwithstanding the previous sentence, the parties hereto may seek provisional remedies in courts of appropriate jurisdiction, and such request shall not be deemed a waiver of the right to compel arbitration of a dispute hereunder. The arbitration shall be conducted by one independent and impartial arbitrator, appointed by the AAA; provided however, if the claim and any counterclaim, in the aggregate, together with other arbitrations that are consolidated pursuant to Section 5.12(f), exceed Five Hundred Thousand Dollars ($500,000) (the "Threshold"), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three
(3) arbitrators as provided herein (such arbitrator or arbitrators are hereinafter referred to as the "ARBITRATOR"). The



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judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Orange County, California unless the parties agree to another location.

        (b) If a party hereto determines to submit a dispute for arbitration pursuant to this Section 5.12, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement, and if pursuant to Section 5.12(a) one (1) Arbitrator is to be appointed, a request to appoint the Arbitrator. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten (10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. If the claim set forth in the Notice of Counterclaim causes the aggregate amount in dispute to exceed the Threshold, the Notice of Counterclaim shall so state. If pursuant to Section 5.12(a) three (3) Arbitrators are to be appointed, within fifteen
(15) days after receipt of the Arbitration Notice or the Notice of Counterclaim as applicable, each party shall select one person to act as Arbitrator and the two (2) selected shall select a third arbitrator within ten (10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such time, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a practicing attorney or a retired or former judge with at least twenty (20) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

        (c) Once the Arbitrator is selected, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

        (d) At the pre-hearing conference, the Arbitrator shall have the discretion to order, to the extent the Arbitrator deems relevant and appropriate, that each party may (i) serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of three (3) witnesses. All objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party thirty (30) days after receipt by the responding party of such document demand or interrogatory. Each deposition shall be taken on reasonable notice to the deponent, and must be concluded within four
(4) hours and all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.



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        (e) The parties must file briefs with the Arbitrator at least three (3)
days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

        (f) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Company and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

        (g) The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the disposition of any claim.

        (h) To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

        5.13 ATTORNEYS' FEES AND COSTS. If any party to this Agreement brings any action or proceeding, at law or equity, to enforce this Agreement or on account of any breach of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties the reasonable attorneys' fees and costs of the prevailing party or parties incurred in such action. If there is more than one non-prevailing party in such action, the non-prevailing parties shall each be liable only for the portion of the attorneys' fees and costs of the prevailing party or parties as the court or arbitration determines are fairly allocable to such non-prevailing party in light of all of the facts and circumstances, including relative fault among all non-prevailing parties, provided that all attorneys' fees and costs of the prevailing party or parties will be allocated.

        5.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

        5.15 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts-of-law principles.

        5.16 SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement or any other Transaction Document for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice



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of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement or any other Transaction Document in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates and acknowledges that it has had sufficient minimum contacts with California such that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address on the records of the Company. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



PROFITSOURCE CORPORATION                STOCKHOLDER

By:                                     By:
    ------------------------------         ------------------------------------
Name:                                           (Signature of Stockholder)
     -----------------------------
Title:
      ----------------------------         ------------------------------------
                                                (Printed Name of Stockholder)



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                                    EXHIBIT A
                                       TO
                              STOCKHOLDER AGREEMENT

                            EPS SOLUTIONS CORPORATION

                                 SPOUSAL CONSENT

        The undersigned is the spouse of ___________ and acknowledges that he or she has read the Purchase Agreement pursuant to which shares of common stock of ProfitSource Corporation, a v Delaware corporation (the "COMPANY") were acquired by the spouse of the undersigned (the "PURCHASE AGREEMENT"), the Stockholder Agreement among the Company and its Stockholders, including the spouse of the undersigned (the "STOCKHOLDER AGREEMENT"), and the Voting Agreement pursuant to which the spouse of the undersigned surrenders certain voting rights associated with the common stock of the Company acquired by the spouse of the undersigned (the "VOTING AGREEMENT"). The undersigned clearly understands the provisions of the Purchase Agreement, the Stockholder Agreement, and the Voting Agreement (collectively, the "AGREEMENTS"), and is aware that, by the provisions of the Agreements, the undersigned and his or her spouse have agreed to subject all their interest in the Company, including any community property, joint tenancy, or tenancy in common interest, to the terms of the Agreements, including provisions of the Agreements that restrict their ability to sell or transfer or vote their interest in the Company. The undersigned hereby expressly approves of and agrees to be bound by the provisions of the Agreements in their entirety. The undersigned acknowledges having had the opportunity to consult the undersigned's own separate counsel with respect to this consent.



Date:
     ------------------------------


-----------------------------------
(Signature of spouse)

-----------------------------------
(Printed name of spouse)